UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 18, 2009 (May 13, 2009)

Duff & Phelps Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33693	20-8893559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 871-2000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement

On May 13, 2009, Duff & Phelps Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co., as representative of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 7,000,000 shares of common stock, par value $0.01 per share (the “Shares”). The Company also granted a 30-day option to the Underwriters to purchase up to an additional 1,050,000 Shares to cover over-allotments, if any, which the Underwriters exercised, in full, on May 13, 2009. The Shares are being offered and sold pursuant to a prospectus supplement, dated May 13, 2009, and related prospectus, dated May 4, 2009, each filed with the Securities and Exchange Commission, relating to the Company’s shelf registration statement on Form S-3 (File No. 333-158739). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(c)   Exhibits.

1.1.	Underwriting Agreement, dated May 13, 2009.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUFF & PHELPS CORPORATION

By:	/s/ Edward S. Forman
Name:	Edward S. Forman
Title:	Executive Vice President, General Counsel and Secretary

        Dated: May 18, 2009

DUFF & PHELPS CORPORATION
CURRENT REPORT ON FORM 8-K
Report dated May 18, 2009

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 13, 2009.